Exhibit 10.23 EXECUTION COPY RETIREMENT AGREEMENT AND RELEASE THIS RETIREMENT AGREEMENT AND RELEASE (“Agreement”) is made by and between Michael D. Casey (“Executive”), Carter’s, Inc. (“Carter’s”) and its subsidiary The William Carter Company (together with Carter’s, the “Company”). WHEREAS, Executive is an employee of the Company having previously served as Chief Executive Officer, President, and Chairman of the Board of Directors of Carter’s; WHEREAS, on January 3, 2025 (the “Resignation Date”), Executive provided notice to the Board of Directors of Carter’s of his decision to retire as the Chief Executive Officer, President, and Chairman of the Board of Directors of Carter’s, effective as of the Resignation Date; WHEREAS, for periods on and after the Resignation Date and continuing until the end of the day on February 28, 2025 (the “Retirement Date”), it is intended that Executive shall remain employed by the Company as a “Senior Advisor” of Carter’s; WHEREAS, Executive has provided the Company valuable service during his employment; WHEREAS, Executive and Carter’s have previously entered into that certain March 2, 2011 Amended and Restated Severance Agreement, last amended March 5, 2014 (the “Severance Agreement”); WHEREAS, the Company and Executive desire to enter into this Agreement with respect to their respective rights and obligations in connection with Executive’s retirement and the conclusion of his service to the Company; and WHEREAS, the Company and Executive wish to memorialize the terms and conditions of their agreement; NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions, and conditions set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: 1. Separation from Service. (a) Retirement. Except as provided herein, each of Executive and the Company hereby waive any notice that might otherwise be required from the other in connection with Executive’s retirement from the Company, whether under the Severance Agreement or otherwise, and the parties hereby confirm that Executive’s employment by the Company will terminate, effective as of the Retirement Date. In connection with his retirement, (i) Executive shall receive his Final Compensation (as that term is defined in the Severance Agreement), except that Executive shall be deemed to exhaust any accrued but unused vacation days during the period between his execution of this Agreement and the Retirement Date, (ii) Executive’s eligibility to participate in the Company’s employee benefit plans, including health insurance, shall cease in accordance with the terms of those plans on the Retirement Date, and (iii)

ERi 2 Executive shall receive information concerning the right to continue insurance coverage thereafter, at his expense pursuant to COBRA, under separate cover. (b) Transition Period. (i) It is acknowledged by the parties that, effective as of the Resignation Date, Executive resigned from, and the Company accepted his resignation from, Executive’s occupancy of all offices and directorships for the Company and any of the Company’s subsidiaries or other affiliates, including his role as Chief Executive Officer, President, and Chairman of the Board of Directors of Carter’s. Executive agrees that he shall execute any such additional confirmations of the foregoing resignations as the Company may reasonably request. (ii) Executive’s title from and after the Resignation Date and continuing until the Retirement Date (the “Transition Period”) shall be “Senior Advisor”. During the Transition Period, Executive shall not have any authority to bind the Company, its subsidiaries or direct or indirect parent entities. (iii) During the Transition Period, Executive shall continue to receive his usual salary and benefits. Executive shall remain eligible to receive an annual incentive bonus pursuant to Carter’s Amended and Restated Annual Incentive Compensation Plan (the “Bonus Plan”) with respect to his services in 2024, but acknowledges that the payment of any such bonus and the amount thereof is entirely with the sole and absolute discretion of the Board of Directors of Carter’s (or a committee thereof), it being understood that Executive shall not be entitled to any bonus with respect to his services in 2025, whether pursuant to the Bonus Plan or otherwise. 2. Vesting of Equity Awards. In consideration of the release of all claims by Executive as provided for in Section 6 hereof and for the other agreements by Executive herein, and provided that Executive’s employment has not been terminated for Cause or due to his breach of this Agreement, the Company shall provide Executive the following as consideration with respect to his outstanding equity awards under Carter’s Amended and Restated Equity Incentive Plan (the “Equity Plan”), it being understood that Executive shall not be entitled to receive any additional equity awards under the Equity Plan with respect to his services in 2025. (a) Time-Based Restricted Stock Awards. As set forth in Exhibit A attached hereto, Executive’s outstanding time-based restricted stock awards (i) shall remain outstanding and eligible to vest in accordance with their terms during the period preceding the Retirement Date, and (ii) shall become vested on an accelerated basis on the Retirement Date (to the extent such awards otherwise remain unvested as of such time); provided that (for purposes of this clause (ii)) the release of claims under this Agreement becomes effective and non-revocable prior to the Retirement Date, it being understood that, in the event such release of claims is not effective and non-revocable as of the Retirement Date, all then-unvested shares of restricted stock that remain subject to such awards shall be forfeited as of such time.

ERi 3 (b) Performance-Based Restricted Stock Awards. As set forth in Exhibit A attached hereto, Executive’s outstanding performance-based restricted stock awards (i) shall remain outstanding and eligible to vest in-full (subject to the attainment of the applicable performance goals) in accordance with their terms during the period preceding the Retirement Date, and (ii) shall remain outstanding and eligible to vest on a pro-rata basis (subject to the attainment of the applicable performance goals) pursuant to the retirement terms thereunder during all applicable periods occurring on and after the Retirement Date, it being understood that any shares of performance-based restricted stock subject to such awards that do not remain outstanding and eligible to vest in accordance with this Section 2(c) (or do not otherwise vest because the applicable performance goals are not attained) shall be forfeited. For the avoidance of doubt, the share amounts reflected in Exhibit A assume a payout at target; any ultimate amount, however, will be subject to the attainment of the applicable performance goals. 3. Acknowledgment of Full Payment. Executive hereby acknowledges and agrees that the consideration provided to him hereunder is in complete satisfaction of any and all compensation due to Executive from the Company, whether for services provided to the Company or otherwise, through the Retirement Date, and that no further compensation of any kind is owed or will be paid to Executive, whether pursuant to the Severance Agreement or any other agreement or plan, policy or practice of the Company. 4. Tax Matters. Except as otherwise stated in this Agreement, the Company shall deduct (or cause to be deducted) from the amounts payable to Executive the amount of all required federal, state and local taxes required to be withheld pursuant to applicable law. For avoidance of doubt, Executive shall be responsible to pay for any federal, state, local or other taxes that he is subject to, and the Company is not liable for any such taxes. Executive acknowledges and agrees that the Company has not made any representations to Executive regarding the tax consequences of any amounts received by Executive pursuant to this Agreement. 5. Surviving Obligations. Executive acknowledges and agrees that Sections 8 and 10 of the Severance Agreement, and such other provisions of the Severance Agreement as are necessary or desirable for the enforcement by the Company of its rights under those enumerated sections, shall survive execution of this Agreement and the retirement of Executive and the termination of the Severance Agreement. Notwithstanding anything in the Severance Agreement or any other agreement to the contrary, Executive acknowledges and agrees that nothing in this Agreement or in any agreement between him and the Company prohibits or limits him (or his attorney) from initiating communications directly with, responding to any inquiry from, volunteering information to, or providing testimony before, the Securities and Exchange Commission (SEC), the Department of Justice, any self-regulatory organization, or any other governmental, law enforcement, or regulatory authority, regarding this Agreement and its underlying facts and circumstances, or any reporting of, investigation into, or proceeding regarding suspected violations of law, and that he is not required to advise or seek permission from the Company before or after engaging in any such activity. Executive further acknowledges that, in connection with any such activity, he must inform such authority of the confidential nature of any confidential information that he provides, and that he is not permitted to disclose any information that is protected by the attorney-client privilege or any other privilege

ERi 4 belonging to the Company, as the Company does not waive and intends to preserve such privileges. 6. Release of Claims. (a) In exchange for the consideration provided hereunder, and for other good and valuable consideration, to which Executive would not otherwise be entitled, Executive agrees completely and irrevocably to release all claims, obligations, causes of action and demands which he has or ever had, from the beginning of time to the date he signs this Agreement, against the Company, its parents, subsidiaries, divisions, joint ventures, partnerships and/or affiliated entities, their predecessors, successors and assigns, and all of their present and/or former officers, directors, managers, supervisors, employees, shareholders, agents, representatives, and employee benefit or pension plans or funds (and the trustees, administrators, fiduciaries and insurers of such programs) (collectively, the “Released Parties”). Executive agrees that any person acting by, through or under him, such as his heirs, executors, administrators, representatives and assigns, are also bound by his release of claims. (b) Executive understands that his foregoing release of claims includes, but is not limited to: (i) any claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Equal Pay Act, Age Discrimination in Employment Act of 1967 (the “ADEA”), the Older Workers Benefit Protection Act, the National Labor Relations Act, the Pregnancy Discrimination Act, the Genetic Information and Discrimination Act of 2008, the Employee Retirement Income Security Act of 1974 (“ERISA”), Sections 503 and 504 of the Rehabilitation Act of 1973, the Worker Adjustment Retraining and Notification Act, and the Sarbanes Oxley Act of 2002, all as amended; (ii) any claims under any state or local labor law and/or discrimination law, and all other federal, state and local discrimination, labor or employment laws or regulations; (iii) any other claims relating to or arising out of his employment, the terms and conditions of his employment and/or the termination of his employment, in law or in equity, including, without limitation, claims for discrimination, retaliation, or harassment (on the basis of age, race, color, religion, national origin, gender, sexual orientation, marital status, citizenship status, genetic predisposition, veteran status or any other basis protected by law), whistle- blowing, breach of contract (oral or written, express or implied) or of policy or practice, constructive discharge, wrongful discharge, detrimental reliance, negligence, emotional distress, pain and suffering, compensatory and punitive damages and all other torts, including any intentional torts, such as defamation; (iv) any claims subject to federal, state and local occupational safety and health laws and regulations; (v) claims under any other federal, state or local Constitution, statute, regulation, or agreement or duty; and (vi) any claims for attorneys’ fees, costs, disbursements and/or the like, or for equitable relief and reinstatement. (c) Executive understands that he is releasing all claims, whether or not they are known to him at the time he signs this Agreement. (d) This Agreement includes a release of claims for age discrimination under the ADEA. In accordance with the ADEA, Executive acknowledges that the ADEA requires that he be advised to consult with an attorney before he waives any claim under

ERi 5 the ADEA, and Executive recognizes that, by this Agreement, he has been so advised. In addition, the ADEA allows Executive twenty-one (21) days to decide whether to waive claims under the ADEA, although he is not required to wait the entire twenty-one (21) days if he chooses to accept sooner. Under the ADEA, Executive has seven (7) days after signing this Agreement to revoke the release of claims set forth above. If Executive does not revoke such release of claims during the seven (7)-day revocation period, then it shall become effective on the eighth (8th) day after he signs it (the “Effective Date”). If Executive elects to revoke such release of claims during the seven (7)-day revocation period, such revocation must be in writing and, within seven (7) days of the date upon which this Agreement was signed by him, personally delivered, mailed or emailed to Jill Wilson, Senior Vice President of Human Resources & Talent Development, 3438 Peachtree Road, Suite 1800, Atlanta, Georgia 30326, and, if mailed, postmarked within seven (7) days of the date upon which this Agreement was signed by Executive. Executive agrees that this Agreement does not waive or release any rights or claims that he may have which arise after the date he executes this Agreement. (e) Notwithstanding the generality of Executive’s release hereunder, the parties agree that the foregoing release does not apply to any claims or rights (i) for the consideration for or breach of this Agreement, (ii) for reimbursement of business expenses incurred on behalf of the Company under the Company’s expense reimbursement policies, (iii) for vested rights under any Company ERISA-covered employee benefit plans as applicable on the date Executive signs this Agreement, (iv) for any claims that controlling law clearly states may not be released by settlement, such as, but not limited to, claims for Worker’s Compensation benefits for job-related illness or injury, or (v) for any right of indemnification that Executive has pursuant to the Articles of Incorporation or By-Laws of the Company. (f) Executive further understands that nothing in this Agreement prevents him from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”), the U.S. Securities and Exchange Commission (“SEC”), or any other federal, state or local agency charged with the enforcement of any employment or securities laws, although by signing this Agreement Executive is waiving his right to individual relief from the Company based on claims asserted in such a charge or complaint, regardless of whether he or another party has filed it, except that nothing in this Agreement limits Executive’s right to receive an award or bounty for providing information to a governmental authority pursuant to any law or regulation. (g) In signing this Agreement, Executive expressly consents that this the foregoing release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims based upon events occurring prior to the time Executive signs this Agreement (notwithstanding any state or local statute that expressly limits the effectiveness of a release of unknown, unsuspected and unanticipated claims), if any, as well as those relating to any other claims hereinabove mentioned or implied. Executive acknowledges that he may hereafter discover claims or facts in addition to or different than those which he now knows or believes to exist with respect to the subject matter of

ERi 6 the release set forth above and which, if known or suspected at the time of entering into this Agreement, may have materially affected this Agreement and his decision to enter into it. Executive acknowledges and agrees that this waiver is an essential and material term of this Agreement and that without such waiver the Company will not provide him the benefits conditioned on its execution. Executive represents and warrants that he has made no assignment or transfer of any claims covered by the release of claims set forth above. (h) This Agreement, including the release of claims set forth above, creates legally binding obligations, and the Company therefore advises Executive to consult an attorney before signing this Agreement. By signing this Agreement, Executive gives the Company assurance that Executive has signed it voluntarily and with a full understanding of its terms; that Executive has had sufficient opportunity, before signing this Agreement, to consider its terms and to consult with an attorney, if Executive wished to do so, or to consult with any other person of his choosing; and that, in signing this Agreement, Executive has not relied on any promises or representations, express or implied, that are not set forth expressly in this Agreement. 7. Cooperation. Executive agrees to make himself reasonably available to, and to cooperate with the Company in, any internal investigation or administrative, regulatory, or judicial proceeding or arbitration. Executive understands and agrees that his reasonable cooperation includes, but is not limited to, making himself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over all relevant documents which are or may come into his possession. The term “cooperation” does not mean that Executive must provide information that is favorable to the Company; it means only that Executive will provide truthful information within his knowledge and possession upon request of the Company. Executive understands that, in the event the Company asks for his cooperation in accordance with this provision, or he is required to participate in an administrative or legal proceeding or arbitration related to matters within the scope of his employment at the Company, the Company will reimburse his for reasonable travel expenses provided that Executive submits to the Company appropriate documentation of such expenses within thirty (30) calendar days after such expenses are incurred (provided that such proceeding was not initiated by Executive and does not otherwise concern any claims by Executive against the Company or any of the other Released Parties). 8. Standstill. For a period of two (2) years following the Retirement Date, except as otherwise provided in this Agreement, without the prior written consent of the Board of Directors of Carter’s, Executive shall not directly or indirectly: (a) acquire, whether by purchase, tender or exchange offer, or other means any voting securities of Carter’s or any voting rights that would result in Executive and his affiliates owning or having any beneficial or other ownership interest of, in the aggregate, more than ten percent (10.0%) of the outstanding common shares of Carter’s; (b) (i) nominate, recommend for nomination or give notice of an intent to nominate a person for election to the Board of Directors of Carter’s; (ii) submit, encourage the submission or give notice of an intent to submit any shareholder proposal

ERi 7 or other business before, Carter’s shareholders; or (iii) initiate, encourage or participate in any solicitation of proxies with respect to Carter’s; (c) initiate, make, or in any way participate, in any takeover bid or make any other proposal, either alone or in concert with others, to Carter’s or the Board of Directors of Carter’s that would reasonably be expected to require a public announcement or disclosure regarding any such matter; (d) (i) make any public proposal with respect to or (ii) make any public statement or otherwise seek to encourage, advise or assist any person with respect to any change in the Company’s management, governance, business, operations, strategy, capitalization, capital allocation, corporate structure, affairs or policies; and (e) enter into any agreements or understandings with any third party to take any action that Executive would be prohibited from taking pursuant to this Section 8 or otherwise take or cause any action inconsistent with any of the foregoing. 9. Conditions for Receiving Retirement Benefits. Executive agrees and acknowledges that he has maintained, and shall maintain, complete compliance with all the following representations, warranties, and conditions. In the event Executive fails to fulfill any of the following material representations, warranties, or conditions, as determined by the Company in its discretion, then, in addition to any other remedies that the Company may have in law or equity, the Company shall have the right to terminate Executive’s benefits hereunder. Executive represents, warrants and agrees that: (a) At all times during the pendency of his employment, Executive complied with all state and federal laws and conducted himself with the highest degree of fidelity to the Company, committing no acts of bribery, corruption, theft, embezzlement, misappropriation, insider trading, or other forms of substantial misconduct contrary to the interests of the Company. Executive further represents that he is unaware of any acts of other Company employees or agents in violation of the Company’s Code of Ethics, any state or federal laws or acts of bribery, corruption, theft, embezzlement, misappropriation, insider trading or other forms of misconduct contrary to the interests of the Company. (b) At all times during the pendency of his employment, Executive complied with each of his obligations under Sections 8, 9 and 10 of the Severance Agreement with respect to Confidential Information, Work Product, and Non-Competition Non- Solicitation, Non- Disparagement and Compliance, respectively. (c) On or before the Retirement Date, Executive shall return to the Company, all Confidential Information (as defined below), work product, and all other Company property, including, but not limited to, keys, credit cards, documents, records, identification cards, office equipment, portable computers, mobile telephones, pagers, handheld electronic devices, and parking cards. 10. Voluntary Agreement. Executive acknowledges that:

ERi 8 (a) Executive has read this entire document, and he fully understands it. Executive understands its legal and binding effect. Executive is acting voluntarily and of his own free will in executing this Agreement. (b) The benefits the Company is providing Executive in return for signing this Agreement are in addition to anything of value to which he is already entitled. Specifically, Executive acknowledges that he is not otherwise entitled to the benefits of this Agreement from the Company. (c) The Executive has had more than twenty-one (21) days to review this Agreement and has had the opportunity to seek, and Executive was advised in writing to seek, legal counsel prior to signing this Agreement. (d) The consideration to Executive hereunder is valid and sufficient consideration for his undertakings in this Agreement, including the release of claims in Section 6 hereof and his continuing obligations under the Severance Agreement. (e) Executive understands that he has seven (7) days after his execution of this Agreement to revoke this Agreement, including the release of claims set forth above, and this Agreement shall not become effective until such seven (7)-day revocation period has expired. (f) Executive has (i) received all compensation due as a result of services performed for the Company; (ii) reported to the Company any and all work-related injuries incurred by his during his employment with the Company; (iii) been properly provided any leave of absence because of his or a family member’s health condition and has not been subjected to any improper treatment, conduct, or actions due to a request for or taking such leave, and (iv) previously disclosed any potential violations of the Company’s Code of Ethics. 11. Covenant Not to Sue. Executive promises that he will not pursue any claim that he has released in this Agreement. If Executive breaks this promise, Executive agrees to pay all the Company’s costs and expenses (including reasonable attorneys’ fees) related to the defense of any such claims. For the avoidance of doubt, this section does not apply to any claim that Executive might assert challenging the enforceability of his release of claims arising under the ADEA pursuant to this Agreement. 12. No Admission of Liability. This Agreement is not an admission by the Released Parties or Executive of any liability or wrongdoing or a violation of any statute, regulation, duty, law, contract, right, or order. The Released Parties disclaim any liability to Executive or any other person for any alleged violation of any statute, regulation, duty, law, contract or order. 13. Entire Agreement. The Agreement, together with those provisions of the Severance Agreement which survive (as described herein) constitute the complete and total agreement between the Company and Executive with respect to issues addressed in this Agreement. For the avoidance of doubt, those provisions of the Severance Agreement that survive are incorporated by reference into this Agreement.

ERi 9 14. No Reliance. Executive represents that in signing this Agreement, he is not relying on any other agreements or representations not fully expressed in this document. 15. Modification. This Agreement shall not be modified, altered, or discharged except by written agreement signed by an authorized Company representative and Executive. 16. Headings. The headings in this document are for reference only and shall not in any way affect the meaning of this Agreement. 17. Use of this Agreement in Subsequent Proceedings. Executive agrees that this Agreement may be used as evidence in a subsequent proceeding in which the Company or Executive alleges a breach of this Agreement or as a complete defense to any lawsuit or claim. Other than this exception, or disclosure to the EEOC or NLRB or any other federal, state, or local agency charged with the enforcement of any employment laws, Executive agrees he will not offer or introduce this Agreement as evidence in any administrative proceeding, arbitration, or lawsuit. 18. Enforcement. It is understood and agreed that if, at any time, a violation of any term of this Agreement is asserted by any party hereto, that said party shall have the right to seek specific performance of that term and/or any other necessary and proper relief, including but not limited to damages, from any federal or state court of competent jurisdiction within the State of Georgia. The failure of either party to insist upon strict adherence to any term of this Agreement shall not be considered a waiver of that term or of any other term of this Agreement and shall not deprive that party of the right to later insist upon strict adherence to that term or any other term of the Agreement. 19. Severability. Executive agrees that should any part of this Agreement be found to be void or unenforceable by a court of competent jurisdiction, that determination will not affect the remainder of this Agreement. 20. Governing Law/Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia and any applicable federal laws. All disputes relating to this Agreement shall be resolved exclusively in the state or federal courts of Georgia, to whose jurisdiction the parties hereto expressly consent. 21. Acceptance. In order to signify his acceptance of this offer, Executive shall sign and return this Agreement to the Company on or before February 20, 2025, whereupon subject to the revocation period described in Section 6(d), it shall become binding and effective on the Effective Date. If Executive fails to sign and return this Agreement by such date, or if Executive revokes his acceptance within the revocation period, the Company’s offer shall be deemed withdrawn and this Agreement shall have no force or effect. [REMAINDER OF PAGE INTENTIONALLY BLANK]

ERi 10 IN WITNESS WHEREOF, the parties have executed this Agreement on the latest date set forth below. CARTER’S, INC. /s/ Jill Wilson February 20, 2025 By: Jill Wilson Date Title: SVP, Human Resources & Talent Development THE WILLIAM CARTER COMPANY /s/ Jill Wilson February 20, 2025 By: Jill Wilson Date Title: SVP, Human Resources & Talent Development MICHAEL D. CASEY /s/ Michael D. Casey February 20, 2025 Date

ERi 11 EXHIBIT A VESTING OF EQUITY AWARDS  Pro-Rata Vesting of Outstanding Performance Shares (Assuming Target Payout): 46,977  Accelerated Vesting of Outstanding Unvested Restricted Shares: 60,604